                                                                    EXHIBIT 11.1

                          SAFEWAY INC. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                           AND COMMON SHARE EQUIVALENT
                     (IN MILLIONS, EXCEPT PER-SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                            12 Weeks Ended
                                                          ----------------------------------------------------
                                                              June 15, 1996                 June 17, 1995
                                                          ----------------------        ----------------------
                                                           Fully                         Fully
                                                          Diluted        Primary        Diluted        Primary
                                                          -------        -------        -------        -------
Net income                                                $ 106.7        $ 106.7        $  68.7        $  68.7
                                                          =======        =======        =======        =======

Weighted average common shares outstanding                  217.4          217.4          211.9          211.6
Common share equivalents                                     22.5           22.4           28.7           28.8
                                                          -------        -------        -------        -------
Weighted average common shares and common
 share equivalents                                          239.9          239.8          240.6          240.4
                                                          =======        =======        =======        =======

Earnings per common share and common
 share equivalent                                         $  0.44        $  0.44        $  0.29        $  0.29
                                                          =======        =======        =======        =======

Calculation of common share equivalents:

    Options and warrants to purchase common shares           34.2           34.2           44.3           44.7
    Common shares assumed purchased with potential
       proceeds                                             (11.7)         (11.8)         (15.6)         (15.9)
                                                          -------        -------        -------        -------
    Common share equivalents                                 22.5           22.4           28.7           28.8
                                                          =======        =======        =======        =======

Calculation of common shares assumed purchased with potential proceeds:

    Potential proceeds from exercise of options and
       warrants to purchase common shares                 $ 397.0        $ 384.0        $ 285.2        $ 284.3
    Common stock price used under the treasury
       stock method                                       $ 33.87        $ 32.36        $ 18.25        $ 17.89
    Common shares assumed purchased with
       potential proceeds                                    11.7           11.8           15.6           15.9


    (Continued)

                          SAFEWAY INC. AND SUBSIDIARIES             EXHIBIT 11.1
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                     AND COMMON SHARE EQUIVALENT (CONTINUED)
                     (IN MILLIONS, EXCEPT PER-SHARE AMOUNTS)
                                   (UNAUDITED)


                                                                              24 Weeks Ended
                                                          ----------------------------------------------------
                                                               June 15, 1996                 June 17, 1995
                                                          ----------------------        ----------------------
                                                           Fully                         Fully
                                                          Diluted        Primary        Diluted        Primary
                                                          -------        -------        -------        -------
Net income                                                $ 203.1        $ 203.1        $ 130.7        $ 130.7
                                                          =======        =======        =======        =======

Weighted average common shares outstanding                  216.4          216.4          211.9          211.0
Common share equivalents                                     23.1           22.7           30.0           30.2
                                                          -------        -------        -------        -------
Weighted average common shares and common
 share equivalents                                          239.5          239.1          241.9          241.2
                                                          =======        =======        =======        =======

Earnings per common share and common
 share equivalent                                         $  0.85        $  0.85        $  0.54        $  0.54
                                                          =======        =======        =======        =======

Calculation of common share equivalents:

    Options and warrants to purchase common shares           35.0           35.1           45.7           46.6
    Common shares assumed purchased with potential
       proceeds                                             (11.9)         (12.4)         (15.7)         (16.4)
                                                          -------        -------        -------        -------
    Common share equivalents                                 23.1           22.7           30.0           30.2
                                                          =======        =======        =======        =======

Calculation of common shares assumed purchased with potential proceeds:

    Potential proceeds from exercise of options and
       warrants to purchase common shares                 $ 403.7        $ 364.6        $ 285.8        $ 284.4
    Common stock price used under the treasury
       stock method                                       $ 33.85        $ 29.29        $ 18.25        $ 17.38
    Common shares assumed purchased with
       potential proceeds                                    11.9           12.4           15.7           16.4


                                       17